Exhibit 24.1

POWER OF ATTORNEY

BE IT KNOWN that the undersigned, on behalf of the Pemex Project Funding Master Trust, a Delaware statutory trust (“Trust”), created pursuant to the terms of that certain Trust Agreement, dated as of November 10, 1998 (the “Trust Agreement”), as amended, among The Bank of New York, as Managing Trustee, The Bank of New York (Delaware), as Delaware Trustee, and Petróleos Mexicanos (“Pemex”), as Sole Beneficiary, domiciled in Wilmington, Delaware, fully empowered for this purpose, do hereby grant to each of Juan José Suárez Coppel, Chief Financial Officer of Pemex and Mauricio Alazraki, Associate Managing Director of Finance of Pemex, acting individually, a full and sufficient power of attorney to execute and file, on behalf of the Trust, the registration statement on Form F-4 and related amendments thereto relating to the Trust’s U.S. $158,353,000 9.00% Guaranteed Notes due 2007, U.S. $399,619,000 8.85% Guaranteed Notes due 2007, U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008, U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018, U.S. $228,735,000 8.625% Guaranteed Bonds due 2023, U.S. $354,477,000 9.50% Guaranteed Bonds due 2027, U.S. $403,746,000 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027, U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015 and U.S. $500,000,000 6.625% Guaranteed Bonds due 2035, with the United States Securities and Exchange Commission and take all incidental or ancillary steps before the Commission, with power also to appoint a substitute hereunder, and again to revoke such substituted power.

Done and signed at The Bank of New York, 101 Barclay Street, 21W,

New York, NY 10286, on this 20th day of December 2005.

PEMEX PROJECT FUNDING MASTER TRUST

By:	The Bank of New York, not in its individual capacity but solely as Managing Trustee

By:	/S/ HUGO GINDRAUX
	Name:	Hugo Gindraux
	Title:	Vice President

STATE OF New York)	:	ss.:
COUNTY OF New York)

On this 20th day of December, in the year 2005, before me personally came Hugo Gindraux to me known, who being by me duly sworn, did depose and say that he is the Vice President of The Bank of New York, the bank described in and which executed the foregoing instrument as Managing Trustee and on behalf of Pemex Project Funding Master Trust.

/S/ JOANN LABARBERA
Notary Public

Joann LaBarbera Notary Public, State of New York No. 01LA5023752 Qualified in Westchester County Commission Expires Feb. 14, 2006